Exhibit 99.2

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Searchable text section of graphics shown above

[LOGO]

Science For A Better Life

[GRAPHIC]

Acquisition of Schering

Divestiture of H.C. Starck and Wolff Walsrode

Werner Wenning

Arthur Higgins

March 24 2006

Disclaimer

This is neither an offer to purchase nor a solicitation of an offer to sell shares or American depositary shares of Schering AG. The terms and conditions of the offer will be published in the offer document only after the permission of the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, BaFin) has been obtained. At the time of publication of the offer document and commencement of the tender offer, Dritte BV GmbH will file a tender offer statement with the U.S. Securities Exchange Commission (SEC) with respect to the takeover offer. Investors and holders of shares and American depositary shares of Schering AG are strongly advised to read the tender offer statement and other relevant documents regarding the takeover offer filed by Dritte BV GmbH with the SEC when they become available because they will contain important information. Investors and holders of shares and American depositary shares of Schering AG will be able to receive these documents when they become available free of charge at the SEC’s web site (http://www.sec.gov), or at the web site http://www.bayer.de.

This is not an offer of Bayer AG’s securities for sale in the United States. No such securities have been registered under the U.S. Securities Act of 1933, as amended, and no such securities may be offered or sold in the United States absent registration or an exemption from registration. Any public offering of securities to be made in the United States must be made by means of a prospectus that contains detailed information about the issuer, its management and its financial statements.

Bayer AG intends to apply for exemptive relief from the provisions of Rule 14e-5 under the U.S. Securities Exchange Act of 1934, as amended, permitting it (or Dritte BV GmbH or certain of its other affiliates or financial institutions on its behalf) to make purchases of shares of Schering AG outside of the takeover offer from and after the first public announcement of the offer until the end of the offer period, subject to certain conditions. Accordingly, to the extent permissible under applicable securities laws and in accordance with normal German market practice, Bayer AG, Dritte BV GmbH or its nominees or its brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, shares of Schering AG outside the United States, other than pursuant to the offer, before or during the period in which the offer is open for acceptance. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required by applicable securities laws.

This announcement contains forward-looking statements based on current assumptions and forecasts made by Bayer Group management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of the company and the estimates given here. These factors include those discussed in the annual and interim reports of Bayer AG to the Frankfurt Stock Exchange and in our reports filed with the SEC. Bayer AG and Dritte BV GmbH do not assume any liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

Acquisition of Schering

[GRAPHIC]

•                  Accelerates Bayer’s successful HealthCare strategy

•                  Combination creates a leader in specialty care

•                  Strong growth with lower risk from a diversified portfolio

•                  €700m of synergies; creating value for shareholders

•                  Complementary product portfolios and similar cultures

•                  Improved financial outlook

•                  Full support of Schering

Agenda

[GRAPHIC]

•                  Transaction Highlights and Strategic Rationale

•                  What Makes Schering Attractive

•                  How the Combined Pharma Business Will Look

•                  Impact on Bayer

•                  Financing Considerations

•                  Timeline and Summary

[GRAPHIC]

•                  Transaction Highlights and Strategic Rationale

Driving Lifescience Focus

Total Sales 2005: €27.4bn

[CHART]

Pro-forma Sales 2005: €31.4bn

[CHART]

Transaction Highlights

•                  Bayer is making an all-cash proposal to acquire 100% of Schering for approx. €16.3bn

•                  Purchase price of €86 per Schering share

•                  39% premium to Schering’s unaffected share price of €62

•                  12% premium to Merck offer of €77 per share

•                  Proposal values Schering at €16.3bn equity value, 2.7 times sales, approx. 11.5 times EBITDA (I)

•                  Synergies of approx. €700m p.a. at costs of approx. €1bn over two years

•                  Acquisition expected to enhance EPS in 2007 before one-time charges and transaction related amortization

•                  Two years of EPS dilution on a reported basis as the benefits of the combination are realized

•                  Cash flows expected to exceed cost of capital by 2009

•                  Financed by a combination of debt, equity and disposal proceeds

•                  Proposal subject to 75 percent acceptance threshold and necessary regulatory approvals

(I) Based on 2006 Consensus estimates

Significant Synergy Potential

•                  Combined pro-forma pharmaceutical sales of €9.4bn together with extensive geographic and organizational overlap yields significant synergy potential

In € million		Year 1	Year 2	Year 3

Synergies	% of Total	250	450	700
• Procurement /Manufacturing	15 - 20%
• Marketing& Sales	15 - 20%
• R&D:approx.	30 - 35%
• General & Admin.: approx.	30 - 35%
One-time costs		(500)	(500)	—
Net synergies		(250)	(50)	700

Identified Synergy Areas

•                  Synergies from

•                  Leverage of combined oncology business

•                  Procurement and supply chain optimisation

•                  Production site rationalisation

•                  Integration of head office and central functions

•                  Rationalisation of country platforms and commercial infrastructures

•                  Optimisation of R&D activities

•                  Global headcount reduction approx. 10% of combined healthcare business (60,000 people)

•                  Cost synergies to be realised across both organisations

Enhanced Business Platform

•                  Leading positions in key therapeutic categories including gynecology, hematology, multiple sclerosis - growing presence in oncology

•                  Strong position in high margin biological products

•                  Leverages strong existing sales and commercial platforms

•                  Will accelerate penetration of Nexavar and exploitation of oncology pipeline

•                  Opportunities to maximize returns from R&D investment through more effective deployment of resources

•                  Strong sales growth with double-digit Pharma EBITDA progression

Bayer Will Successfully Integrate Schering

•                  Bayer has a strong track record of successfully managing large scale transactions and integrations

€7bn ACS acquisition	Market share gains during integration phase

Spin-off of €6bn chemical activities into Lanxess	Accomplished in record-time following announcement

Alliance with Schering-Plough	Smooth transition of entire US primary care business (1,800 people)

€2.4bn Roche OTC acquisition	Ahead of schedule, integration costs below budget, more savings

•                  A senior team will be drawn for both businesses to oversee the integration

•                  Bayer plans to base it’s pharma headquarters in Berlin

•                  Enlarged pharma business to be called “Bayer Schering Pharmaceuticals”

•                  Builds on strong heritage, culture and brand strength of both businesses

Strong Strategic Fit

Transaction is in line with Bayer’s strategy of strengthening its HealthCare business focusing on specialty pharma and consumer care

•                  Further builds on Bayer’s success in specialty care

•                  Increases the proportion of Pharma sales in specialty care from 25% to 70%

•                  Complements Bayer’s existing business

•                  Improves balance of overall Pharma portfolio

•                  Increases size and importance of the HealthCare subgroup

•                  Enhances R&D efficiency

•                  Creates value for shareholders

[GRAPHIC]

•                  What Makes Schering Attractive

A Global Leader in its Specialty Markets

Schering 2005 Sales: €5,308m	Key Characteristics

[CHART]

•      Broad based specialty pharma business

•      Global marketing and sales presence

•      World leader in in the hormonal contraceptive market

•      Global #1 in contrast media and application systems for diagnostic imaging

•      Established player in Specialized Therapeutics with focus on multiple sclerosis treatment

•      Leading position in hematological oncology

Source: Schering Annual Report 2005 and Schering website

Attractive Specialty Pharma Markets

Gynecology & Andrology	Oncology

• 50% of women in the 20s use contraception • A $20bn women’s reproductive health market • Gynecologist focus • Drivers: brand loyalty, broader indications, new markets

•      Cancer is 2nd leading cause of death

•      A $50bn specialty care market

•      Double digit growth potential

•      Focus on hospitals and oncologists

•      Driven primarily by introduction of targeted therapies and novel chemotherapeutics

Multiple Sclerosis Treatment	Contrast Media

• Most common cause of non-traumatic disability in young adults • A $5bn market - currently dominated by beta-interferon drugs • Increased drug treatment rates will further drive market growth	• Enhancing visibility of soft tissues in diagnostic imaging • Radiologists focus • A $5 to 8bn market opportunity • Market driven by increased installation base and number of procedures using MRI*

*) MRI: Magnetic Resonance Imaging

Top 10 Products growing at 12%

				% of total
Sales in € million	Business Area	2005	% yoy	sales

Betaferon/Betaseron	Specialized Therapeutics	867	+11	16
Yasmin	Gynecology & Andrology	586	+36	11
Magnevist	Contrast Media	328	+8	6
Ultravist	Contrast Media	248	+5	5
Mirena	Gynecology & Andrology	243	+22	5
Iopamiron	Contrast Media	242	+1	5
Diane	Gynecology & Andrology	172	-8	3
Microgynon	Gynecology & Andrology	133	+4	3
Meliane	Gynecology & Andrology	124	+3	2
Fludara	Oncology	105	+2	2
Total		3,048	+12	57

Source: Schering Annual Report 2005 and Schering website

Gynecology and Andrology

Leading Brands for Female Contraception

Female Contraception

•                  Global leader with 27% market share in the oral contraceptive market

•                  Yasmin, the world’s top-selling oral contraceptive brand (€586m in 2005)

•                  Attractive future growth potential driven by low dose version (YAZ) and expansion into addidional market segments like severe premenstrual syndrom and acne

Menopause Management

•      Innovative treatment options for menopausal symptoms

Andrology

•                  Men’s health focusing on treatment of testosterone deficiency and the development of male fertility control methods

•                  Opportunity for Bayer to gain market leadership in an attractive growing specialty pharmaceuticals segment

•                  Strong and growing womens’ health franchise complementing our men’s health focus

Oncology

Innovative Systemic and Targeted Therapies

Hematological Oncology

•                  Leading position in hematological oncology – expanding into solid tumors

•                  Fludara established as standard systemic treatment for refractory chronic lymphocytic leukemia (CLL)

•                  Campath/MabCampath as first targeted therapeutic option for treatment of CLL

•                  Zevalin offering new treatment options for refractory follicular non-Hodgkin’s lymphoma (NHL) through targeted radioimmunotherapy

•                  Leukine (rec. hematopoetic growth factor, GM-CSF) used to activate immune system functions following chemotherapy treatment of acute myelogenous leukemia (AML). Also in phase III development for treatment of Crohn’s disease.

•                  Establishes immediate oncology franchise

•                  Brings leading position in hematological oncology

•                  Expands reach and breadth of future oncology portfolio

•                  Provides a marketing and sales platform for Nexavar ex US

Specialized Therapeutics

Focus on Multiple Sclerosis Treatment

Betaferon/Betaseron

•                  Pioneering treatment of multiple sclerosis with recombinant beta-interferon

•                  Approved for a broad spectrum of multiple sclerosis indications

•                  Unmatched clinical experience of 16 years

•                  Potential for future market expansion driven by early treatment approach and by high dose Betaferon application as life-cycle management opportunities

•                  Campath/MabCampath in phase II clinical development as potential new treatment option for multiple sclerosis

•                  Fits well with Bayer’s strategic focus areas

•                  Expands our biological franchise

•                  Strong cash flow generator

•                  We can leaverage our capabilities in life-cycle management and biological products manufacturing

Diagnostic Imaging / Contrast Media

Contrast media for Innovative Imaging Technologies

Magnetic Resonance Imaging (MRI)

•                  Highly innovative imaging technology with better resolution and higher precision than standard X-ray examination or ultrasound diagnostics

•                  Leading contrast medium for MRI

•                  Organ specific and vascular contrast media growing with increased use of MRI

X-ray Contrast Media

•                  Leading products for all common X-ray/Computer Tomography examinations

Application Systems

•                  Market and technology leader for innovative injection systems for contrast media focusing on MRI systems

•                  Strong market positions in a growth segment

•                  High margin, stable earnings and cash contributions

•                  Further expands our HealthCare franchise

[GRAPHIC]

•                  How the Combined Pharma Business Will Look

Accelerates Focus towards Specialty Care	[LOGO]

Pro-forma Pharma Portfolio*	Key Characteristics

[CHART]

•      Focus areas can grow faster due to increased flexibility in resource allocation

•      Bayer will concentrate on three key areas: Oncology, Cardiology / Hematology and Gynecology

•      Balanced portfolio of growth and cash generating businesses

•      The combined portfolio is already 70 % specialty care

* 2005 Pro-forma revenues excluding Plasma sales of €296m

Creates a Leader in Specialty Pharma

Specialty Franchises

1.	Roche/Genentech	$13bn
2.	Johnson&Johnson	$12bn
3.	Amgen	$10bn
4.	Pfizer	$8bn
5.	Novartis	$8bn
6.	Sanofi-Aventis	$8bn
7.	Bayer-Schering	$8bn
8.	GlaxoSmithKline	$8bn
9.	AstraZeneca	$5bn
10.	Wyeth	$5bn

Bayer-Schering: hematology, multiple sclerosis, oncology, gynecology, contrast media

Advantages of Specialty Approach

•      Less about scale, more about innovation

•      Products addressing high unmet medical need

•      Focused marketing, less promotion intensive

•      Limited sales force and marketing requirements

•      Products have better cost / clinical benefit characteristics

•      More profitable and easier to defend business segment

Source: WoodMackenzie, 2004 Corporate Franchise Analysis

Strong Position in High-Margin Biologicals

Protein Drugs

1.	Amgen	$13bn
2.	Roche/Genentech	$7bn
3.	Johnson&Johnson	$6bn
4.	Novo Nordisk	$4bn
5.	Eli Lilly	$3bn
6.	Serono	$2bn
7.	Bayer-Schering	$2bn
8.	Sanofi-Aventis	$2bn
9.	Biogen-Idec	$1bn
10.	Schering-Plough	$1bn

Bayer-Schering: Kogenate, Betaseron, Trasylol, Campath, Leukine

Source: IMS 2005

What Makes Biologicals So Special?

•                  Biological products less prone to generic competition

•                  Manufacturing expertise key to success

•                  Higher margin products with longer life cycles

Combined Growth Drivers

Sales in € million	Business Area	2005	% yoy
Betaferon/Betaseron	Specialized Therapeutics	867	+11
Kogenate	Cardiology / Hematology	663	+ 18
Yasmin	Gynecology & Andrology	586	+ 36
Avalox/Avelox	Antiinfectives	364	+ 15
Magnevist	Contrast Media	328	+ 8
Levitra	Gynecology & Andrology	260	+ 35
Mirena	Gynecology & Andrology	243	+22
Trayslol	Cardiology / Hematology	230	+35
Aspirin Cardio	Cardiology / Hematology	177	+20

Bayer	Schering

Pipeline Highlights

New compounds	Projects	Status
Nexavar	Renal Cell Carcinoma	12/05 US Launch
	Melanoma	Phase III
	Hepatocellular Carcinoma	Phase III
	Non Small Cell LungCancer	Phase III
Factor Xa Inhibitor	VTE prevention	Phase III
	VTE treatment	Phase II
	Strokepreventionin A’fib	Phase II
Alfimeprase	Peripheral arterial occlusion	Phase III
	Catheter occlusion	Phase III
YAZ	Oral contraceptive	03/06 FDA approval
	Premenstrual Dysphoric Disorder	Registration
Campath	Multiple sclerosis	Phase II
Leukine	Crohn’s disease	Phase III

Bayer	Schering

Pipeline Opportunities

•                  The combined company has very promising assets in the late-stage pipeline

•                  Attractive commercial potential - now at reduced risk

•                  Key projects with blockbuster potential include Nexavar and factor Xa inhibitior

•                  Pipeline balanced and broadened by innovative mid-sized assets from Schering

•                  Additional life-cycle opportunities from Betaferon and Yasmin franchise

•                  Rigorous prioritization will allow resources to be focused on the key pipeline assets

•                  Combined company has an excellent technology platform in research

•                  Pool of experienced highly-skilled R&D staff

Pipelines in Detail

	Pre-Clinic: 11	Phase I: 17	Phase II: 14	Phase III: 19	Reg/Launch: 4

New Compounds		Oncology	DVT Treatment	Oncology / HCC	Oncology / RCC
	Oncology	Dual-Act. Inh.	Factor Xa Inh.	Nexavar	Nexavar
		Oncology	Stroke Preventionin A´fib	Oncology / Melanoma
	Oncology	Angiogen. Inh.	Factor Xa Inh.	Nexavar
		Coronary Heart D.	Oncology / Other cancer types	Oncology / NSCLC
	Oncology	Adenosine A1Ag	Nexavar	Nexavar
		Acute Heart Failure		VTE Prevention
	Oncology	sGC Activator		Factor Xa Inh.
Bayer		Pulmonary Hypert.		PAO
	Cardiovascular	sGC Stimulator		Alfimeprase
		Diabetes		CO
	Cardiovascular	Dual–Act. Pept.		Alfimeprase
COPD
	Diabetes	Elastase Inh.
Dyslipidemia
	Diabetes	CETP Inhibitor

Life Cycle	Recombinant Aprotinin	New indications		Other surgeries
Management		Levitra		Trasylol
	Inhalable Form.	Fast Dissolv. Tablet		New indications
	Cipro	Levitra		Avelox
	Protein Modification	Short Course Ther.
	rFVIII	Avelox
Liposomal Form.
Kogenate

New Compounds		Uterine Fibroids	Non-hormonal Endometriosis	Benign Uterine Tumors	MR Angiography (US)
		Fiprant	CCR1	Asoprisnil	Vasovist
		Optical Mammography	Ultra-low Dose LNG	Early Stage Breast Cancer
		SF64	LCS	Bonefos
		Breast Cancer	Suppression of Sperm	OC / Dysfunct’l Uterine Bleeding
		ZK-PRA	Hormonal Male Contraception	E2/DNG
		Solid Tumors	CNS MRI Contrast Agent (US)	Hormone Therapy
		MTGI	Gadovist	E2/LNG
		Solid Tumors	Glioblastoma and NSCLC	Metastatic Colorectal Cancer
Schering		L19 - Interleukin 2	PTK/ZK	PTK/ZK

Source: Schering Annual Report 2005 and Schering website			Melanoma and Prostate Cancer	Hematopoetic Growth Factor
			MS-275	Sargramostim
			NSCLC and SCLC	MR Angiography
			ZK-EPO	SHU 555 C
			Cardiac MRI (US)	Oral Dienogest - Endometriosis
			Magnevist	Visanne (formerly Endometrion)
Parkinson’s Disease
Spheramine
Life Cycle Management			MS Treatment	Double-dose Betaseron	Female Contracept’n (EU)
			Alemtuzumab	Betaseron	FC-Patch
			Chronic Viral Cardiomyopathy	MR Angiography (US)	Low Dose OC(PMDD) (US)
			Betaseron (Benefit study)	Magnevist	YAZ
Novel Formulation Paclitaxel
TOCOSOLPaclitaxel

YAZ - Extending Market Reach of the Yasmin Family

•                  YAZ is a low dose formulation of Yasmin (ethinylestradiol / drospirenone)

•                  Oral contraceptive, FDA approved in mid March 2006

•                  Switching option from Yasmin to YAZ

•                  Advanced 24/4-days over standard 21/7-days dosing regimen extending the pronounced benefits of the active ingredients

•                  Further potential for treatment of premenstrual dysphoric disorder, a severe form of premenstrual syndrome

•                  Product is also in Phase III trials to treat acne

Source: Schering Annual Report 2005 and Schering website

Campath – Novel Approach for Multiple Sclerosis Patients

•                  Campath (alemtuzumab) is a humanised anti CD-52 monoclonal antibody

•                  Approved for treatment of chronic lymphocytic leukemia (CLL)

•                  Currently in phase II as a novel approach for the treatment of multiple sclerosis (MS)

•                  Interim clinical results suggest strong treatment effects (reduction in the risk of relapse of MS by at least 75%*)

•                  Further clinical program requires comprehensive risk management plan

•                  Adressing the $5bn multiple sclerosis market

* Compared to Rebif®

Leukine –Potential New Treatment Option for Crohn’s Disease

•                  Leukine (sargramostim) is a recombinant hematopoetic growth factor (GM-CSF)

•                  Approved for hematological oncology and myeloid reconstitution after bone marrow transplantation

•                  Global phase III program initiated in 2004 for treatment of Crohn’s disease

•                  Novel mode of action to treat Crohn’s disease without causing immune suppression

•                  Crohn’s disease is a debilitating disease affecting the gastro-intestinal tract characterised by a high unmet medical need

•                  Approx. 1.5 million Crohn’s disease patients worldwide

Nexavar to Establish Bayer As an Emerging Player in Targeted Cancer Therapy

•                  Nexavar (sorafenib) approved for renal cell cancer in U.S. -first advanced kidney cancer treatment in over a decade

•                  A very encouraging start in the market place

[GRAPHIC]	• Label includes all advanced RCC patients

• Doubled progression-free survival

• Favorable interim survival trend

• Tolerable, continuous oral therapy

•                  Marketing applications also filed in the EU and several other countries

•                  Pivotal trials in additional indications: liver, melanoma and lung cancer

•                  Suitability for combination therapy demonstrated in multiple Phase I trials

Driving A Potential Paradigm Shift in Treatment of Thromboembolic Disorders

BAY 59-7939	Clinical Development Program

•      High unmet medical need in a broad spectrum of both venous and arterial indications offers attractive market growth potential

•      Our factor Xa inhibitor BAY 59-7939 offers*

•      Oral administration

•      Predictable safe and effective regulation of coagulation

•      Wide therapeutic window

•      No dose adjustment

•      No monitoring

•      Low risk of food and drug interactions

•      Maximizing the value of a significant pipeline asset through partnership with Johnson & Johnson

•      Prevention of VTE after major orthopedic surgery

•      Fastest market entry of all indications

•      Excellent model to evaluate both safety and efficacy

•      Phase III study program (RECORD trials) initiated with once-daily dosing

•      Treatment of VTE and prevention of stroke in patients with Atrial Fibrillation (AF)

•      Chronic indications with high unmet medical need

•      Stroke prevention in AF commercially the largest indication

•      On track to start phase III in 2006

* Based on current clinical data

Alfimeprase Perfectly Complements Our Hematology and Cardiology Portfolio

Alfimeprase

•      A recombinant, truncated form of fibrolase

•      A direct-acting thrombolytic through degradation of fibrin

•      Rapid clot dissolution

•      Superior safety profile, reduced bleeding risk

•      Phase III program ongoing in two indications: acute Peripheral Arterial Occlusion (PAO) and Catheter Occlusion (CO)

•      Collaboration agreement with Nuvelo: Bayer receives exclusive commercialization rights for territories outside the U.S.

Factor VIII	[GRPAHIC]	Kogenate

Factor Xa	[GRPAHIC]	Factor Xa Inhibitor

Thrombin	[GRPAHIC]	Discovery activities

Fibrin	[GRPAHIC]	Alfimeprase

[GRAPHIC]

•                  Impact on Bayer

Bayer Positioned to Accelerate its Strategy

2002	Major Milestones Achieved	2005

[GRAPHIC]	• Fast, flexible and market-oriented new holding organization	[GRAPHIC]
• More than €2.2bn in savings and efficiency improvements

Sales	• Reduction of net debt by almost €10bn	Sales
€29.6bn	• A world-leading agrochemical business	€27.4bn

Underlying EBIT	• A world-leading OTC business	Underlying EBIT
€0.8bn	• A focused, growing Pharma business	€3.3bn

CFRoI	• A promising, late-stage Pharma pipeline	CFRoI
8.0%	• Exit of mature, low-growth chemicals businesses inseveral steps	12.4%

A Decade of Increasing Focus for Growth

1996 Sales €24.9bn			2005 Sales €31.4bn*

Major examples since 1996

HealthCare	- Generics	+	Schering	HealthCare
	- Household insecticides	+	Roche OTC
	- Plasma	+	Chiron Diagnostics
		+	Visible Genetics
CropProtection	- Antitrust requirements	+	Pritor

Polymers

H.C. Starck	- To be divested	+	Aventis	CropScience
Wolff Walsrode	- To be divested	+	Flint
		+	Seed treatmentactivities
Lanxess	- spun-off
		+	Lyondell Polyols	MaterialScience
EC Erdölchemie	- divested
Haarmann & Reimer	- divested

Agfa	- divested

Real estate	- divested

Headcount 142,200				Headcount 114,000*

* Pro-forma combined business of Bayer and Schering

A Leader in its Markets

Pro-forma sales 2005: €31.4bn

[CHART]

Pharmaceuticals	# 7 in Specialty

A world-class specialty pharma business

Consumer Care (OTC)	# 2/3

Creating a world-leadingbusiness

Animal Health / Diagnostics	# 4

World-class business

CropScience	# 1/2

The market leader in agrochemicals

MaterialScience	# 1/2

A genuine world-market leader

Improved Financial Outlook

Transaction allows Bayer to upwardly revise its financial targets

•                  25% EBITDA* margin in HealthCare compared to 23% previously

•                  Achievement now targeted by 2009

•                  Acceleration of the achievement of 22% Group EBITDA* margin target

•                  Possible future long-term target upgrade

* EBITDA pre exceptionals

[GRAPHIC]

•                  Financing Considerations

Transaction Financing

•                  Purchase price to be financed by €3bn of existing cash resources and a new credit line provided by Credit Suisse and Citigroup

•                  Acquisition financing to be prudently refinanced through a combination of equity, term debt, hybrid instruments and the proceeds from the sale of non-core assets

•                  Equity component to be up to €4bn

•                  H.C. Starck and Wolff Walsrode planned to be sold

•                  Bayer confident it will retain a solid investment-grade rating

•                  Maintaining long-term strategic single ‘A’ rating target

[GRAPHIC]

•                  Timeline and Summary

Anticipated Timeline

	Filing of public	Publication
Announcement	offer with BaFin	of offer	Closing

March 2006	April 2006		June 2006

Roadshows

Acquisition of Schering

[GRAPHIC]

•                  Strategically compelling

•                  Creates leader in specialty care

•                  Further strengthens Bayer Group

•                  Delivers significant value for shareholders

[LOGO]

Science For A BetterLife

[GRAPHIC]

Appendix 1:

Schering Group Overview

			Schering
€ millions			Sales FY’05		€5,308
			EBIT FY’05		€928

	Gynecology &				Specialized				Dermatology &
	Andrology		Diagnostic Imaging		Therapeutics		Oncology		Other
	Sales FY’05	€1,979	Sales FY’05	€1,404	Sales FY ‘05	€1,179	Sales FY’05	€429	Sales FY’05	€317
	% of Total	37%	% of Total	27%	% of Total	22%	% of Total	8%	% of Total	6%

Product Focus	• Fertility Control (€1,681)		• X-ray contrast media (€583)		• CNS (€936) • Cardiology (€144) • Other (€99)		• Hematology (€245) • Solid tumors (€184)		• IntendisGmbH • HQ: Berlin • 700+ employees • Eczema / Atopic Dermatitis • Acne / Rosacea • Hemorrhoids • Psoriasis • Mycoses
	• Menopause Management (€169)		• MRI contrast agents (€362)
	• Other (€129)		• Application Technologies (€329)
			• Radiopharmaceutic-als (€125) (*)
			• Other (€5)

Key Brands	• Yasmin (€586) • Mirena (€243) • Diane (€172) • Microgynon(€133) • Meliane(€124) • Top 5 brands ~64%		• Magnevist (€328) • Ultravist (€248) • Iopamiron (€242) • Top 3 brands ~58%		• Betaseron (€867)		• Fludara (€105)		• Advantan (eczema)
									• Travocort (dermatomycoses)
									• Skinoren (acne)
									• Finacea (rosacea)
									• Psorcutan (psoriasis)
									• Dardia

*)            On February 23, 2006 Schering announced that it will sell the radiopharmaceuticals business to a Belgian consortium

Source: Schering Annual Report 2005 and Schering website

Appendix 2:

Schering Sales by Business Area

Business Area	2005 sales	% yoy	% of total
	(€ million)
Gynecology&Andrology	1,979	+12	37
Female contraception	1,681	+14	32
Menopause management	169	+1	3

Diagnostic Imaging	1,404	+7	27
X-ray contrast media	583	+2	11
MRI contrast agents	362	+9	7
Application technologies	329	+21	6
Radiopharmaceuticals	125	0	2

Specialized Therapeutics	1,179	+5	22
Central nervous system (CNS)	936	+9	18
Cardiovascular	144	+5	3

Oncology	429	+2	8
Hematology	245	+4	5
Solid tumors	184	0	3

Dermatology and Other	317	+10	6

Source: Schering Annual Report 2005 and Schering website

Appendix 3:

Schering P&L Statement

€ million	2005	2004*

Net sales	5,308	4,907
Cost of sales	-1,256	-1,206
Gross profit	4,052	3,701
Costs of
Marketing and Selling	-1,687	-1,544
Engineering and Administration	-522	-522
Research and Development	-982	-918
Other operating income	432	362
Other operating expenses	-365	-311
Operating profit	928	768
Financial result	42	-9
Profit before taxes	970	759
Income taxes	-346	-252
Profit for the period	624	507

Attributable to:
Net profit	619	504
Minority interest	5	3

Basic earnings per share (Euro)	3.26	2.64
Diluted earnings per share (Euro)	3.26	2.63

*) 2004 figures restated

Source: Schering Annual Report 2005 and Schering website

Appendix 4:

Schering Statement of Cashflows

€ million	2005	2004*

Profit for the period	624	507
Depreciation, amortization and impairment expense	348	305
Other non-cash income and expense	-52	2
Net gain/loss on disposal of non-current assets	-40	-9
Change in inventories and receivables	16	-38
Change in provisions for pensions	-22	-5
Change in liabilities and current provisions	174	-11
Cash flows from operating activities	1,048	751

Purchase of non-current assets	-307	-290
Proceeds from disposal of non-current assets	105	51
Purchase and sale of marketable securities	-184	-72
Cash flows used in investing activities	-386	-311

Dividend payments	-193	-180
Change in borrowings	12	130
Funding of Schering Pension Trust	-450	—
Purchase of treasury shares	—	-167
Cash flows used in financing activities	-631	-217

Net change in cash and cash equivalents	31	223
Effect of exchange-rate movements on cash and cash equivalents	14	-4
Cash and cash equivalents as of January 1	785	566
Cash and cash equivalents as of December 31	830	785
thereof: cash and cash equivalents of the disposal group	54	-

*) 2004 figures restated

Source: Schering Annual Report 2005 and Schering website

Appendix 5:

Schering Balance Sheet - Assets

€ million	Dec. 31, 2005	Dec. 31, 2004

Intangible assets	694	678
Property, plant and equipment	1,161	1,176
Marketable securities	237	233
Other financial assets	72	101
Deferred taxes	323	283
Other non-current assets	32	67
Non-current assets	2,519	2,538

Inventories	959	992
Trade receivables	1,237	1,106
Current tax receivables	131	119
Other receivables and other assets	188	177
Marketable securities	196	—
Cash and cash equivalents	776	785
	3,487	3,179

Assets classified as held for sale	97	—
Current assets	3,584	3,179
Total assets	6,103	5,717

*) 2004 figures restated

Source: Schering Annual Report 2005 and Schering website

Appendix 6:

Schering Balance Sheet – Equity and Liabilities

€ million	Dec. 31, 2005	Dec. 31, 2004*

Issued capital	194	194
Share premium account	334	334
Retained earnings	3,307	2,876
Other reserves	-566	-584
Treasury shares	-4	-4
Equity before minority interest	3,265	2,816
Minority interest	18	17
Total equity	3,283	2,833

Provisions for pensions and similar obligations	595	895
Other non-current provisions	305	485
Non-current borrowings	228	199
Other non-current liabilities	32	30
Non-current liabilities	1,160	1,609

Current provisions	863	713
Trade payables	375	304
Current borrowings	27	39
Other current liabilities	236	219
	1,501	1,275

Liabilities directly associated with assets classified as held for sale	159	—
Current liabilities	1,660	1,275
Total equity and liabilities	6,103	5,717

*) 2004 figures restated

Source: Schering Annual Report 2005 and Schering website